                                                                     EXHIBIT 4.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                   IMALL, INC.


         We the undersigned as President and Secretary of iMall, Inc. to hereby certify:

         That the Board of Directors of said Corporation by unanimous written consent adopted a resolution to amend the Articles of Incorporation, as amended, as follows:

                  A. Delete Article IV in its entirety and substitute in its place the following:

                                   ARTICLE IV.

                  The total authorized capitalization of this Corporation shall be 300,000,000 shares of Common Stock par value of $.001 per share and 10,000,000 shares of Preferred Stock par value of $.001 per share.

                  The shares of preferred stock authorized hereby may, when authorized for issuance by the Board of Directors of this corporation, be issued in series having such designations, powers, preferences, rights and limitations, and on such terms and conditions as the Board of Directors may from time to time determine including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion.

         Before this Amendment, 300,000,000 shares of Common Stock with a par value of $.001 per share were authorized and of those authorized 61,742,239 shares were issued and outstanding. After this amendment, 300,000,000 shares of Common Stock with a par value of $.001 per share and 10,000,000 shares of Common Stock with a par value of $.001 per share will be authorized.

         The said Amendment has been consented to and approved by a vote of the shareholders holding an aggregate of 39,000,000 shares representing at least a majority of the sole class of Common Stock outstanding and entitled to vote thereon. The change is effective immediately.


                                             /s/ MARK COMER
                                             -----------------------------------
                                             Mark Comer, President


                                             /s/ CRAIG LEWIS
                                             -----------------------------------
                                             Craig Lewis, Secretary

STATE OF UTAH                )
                             )     ss.
COUNTY OF                    )
         --------------------

            On this 14 day of November, 1997, personally appeared before me Mark Comer and Craig Lewis, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.


                                             /s/ STACEY DAVIS
                                             -----------------------------------
                                             NOTARY PUBLIC




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

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                      AND RIGHTS OF SERIES A 9% CONVERTIBLE
                                 PREFERRED STOCK

                                      -OF-

                                   iMALL, INC.

            iMALL, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company"), by its President and Secretary, does hereby certify that, pursuant to authority conferred upon the Board of Directors by
Article IV of the Articles of Incorporation, as amended, of the Company, authorizing a class of 10,000,000 shares of preferred stock of the Company, the Board of Directors of the Company, by unanimous written consent, has duly adopted resolutions providing for the issuance out of such class of a series of up to 5,000,000 shares of Series A 9% Convertible Preferred Stock at an issuance price of $4.00 per share (the "Original Purchase Price") and setting forth the voting powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, which resolution is as follows:

            RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Articles of Incorporation, as amended, there be, and hereby is, created out of the class of 10,000,000 shares of preferred stock of the Company authorized in Article IV of its Articles of Incorporation, as amended, a series of preferred stock of the Company with the following voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions:

            1.    Designation and Number of Shares.

                  5,000,000 shares of preferred stock are hereby designated as Series A 9% Convertible Preferred Stock (the "Series A Preferred Stock").

            2.    Dividends.

                  (A) Commencing on the date of issuance (the "Issuance Date"), each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to receive, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends as follows: for the period commencing with the first closing date (the "First Closing") of the private placement of the Series A Preferred Stock pursuant to a Confidential Placement Memorandum, dated November _, 1997 (the "Private Placement") through Commonwealth Associates as placement agent until conversion, at the rate (the "Dividend Rate") of $.36 per annum per share of Series A Preferred Stock, subject to adjustment in each case as hereinafter set forth, for the semi-annual period (or, in the case of the first dividend period, the period commencing on the Date of Issuance) ending on the date immediately preceding the Dividend Payment Date


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

payable semi-annually on each January 2 and July 1 (the "Dividend Payment Date"), to holders of record on December 15 and June 15 ("Dividend Record Date"). Dividends per share shall be payable, at the Company's option, either
(i) in cash or (ii) in shares of Series A Preferred Stock, valued at $4.00 per share.

                  (B) Dividends shall accrue from the date of issuance and shall accrue from day to day, whether or not earned or declared. Cash dividends shall be paid on the Series A Preferred Stock only when, as and if declared by the Board of Directors, out of funds legally available therefor. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current semi-annual period, at the annual rate specified above (subject to adjustment as herein provided), shall not have been paid or declared and a sum sufficient for payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or set apart for any equity securities of the Company which is junior to the Series A Preferred Stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest.

                  (C) Unless full cumulative dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any equity security of the Company which is junior to the Series A Preferred Stock, and (ii) no shares of any equity security which is junior to the Series A Preferred Stock of the Company shall be purchased, redeemed, or acquired by the Company and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof.

                  (D) As set forth in the Company's Articles of Incorporation, as amended, the par value of the Series A Preferred Stock is $.001 per share.

                  (E) If any dividend previously due on the Series A Preferred Stock has not been paid in full, then no dividends shall be paid or declared upon any shares of any class or series of stock of the Company ranking on a parity with the Series A Preferred Stock in the payment of dividends for any period unless a like proportionate dividend for the current period, ratably in proportion to the respective annual dividend rates fixed thereupon, shall be paid upon or declared for the Series A Preferred Stock then issued and outstanding.

                  (F) In the event of a split or subdivision of the outstanding shares of Series A Preferred Stock, or the combination or the outstanding shares of Series A Preferred Stock, as the case may be, the dividends provided for in this Section 2 shall automatically and without any further action be decreased, in the case of a split or subdivision, or increased, in the case of a combination, in proportion to the increase or decrease in the number of shares of Series A Preferred Stock outstanding immediately before such split, subdivision or combination.


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

            3.    Redemption.

                  The Series A Preferred Stock is not redeemable.

            4.    Liquidation

                  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Series A Preferred Stock shall be entitled to receive, before and in preference to any distribution or payment of assets of the Company or the proceeds thereof may be made or set apart for the holders of Common Stock of the Company, par value $.001 per share (the "Common Stock") or any other security junior to the Series A Preferred Stock in respect of distributions upon Liquidation out of the assets of the Company legally available for distribution to its stockholders, an amount in cash equal to the Original Purchase Price per share (subject to adjustment if the Series A Preferred Stock has been adjusted pursuant to Paragraph 2(F) hereof) plus an amount equal to accrued and unpaid dividends on each share of Series A Preferred Stock on the date fixed for the distribution of assets of the Company (the "Liquidation Preference"). If, upon such Liquidation, the assets of the Company available for distribution to the holders of Series A Preferred Stock and any other series of preferred stock then outstanding ranking on parity with the Series A Preferred Stock upon liquidation ("Parity Stock") shall be insufficient to permit payment in full to the holders of the Series A Preferred Stock and Parity Stock, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of the Parity Stock then outstanding shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Stock based upon the proportion the total amount distributable on each share upon liquidation bears to the aggregate amount available for distribution on all shares of the Series A Preferred Stock and of such Parity Stock, if any. A merger or consolidation shall be considered a Liquidation except in the event that in such a transaction, the holders of the Series A Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Series A Preferred Stock and the stockholders of the Company immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter. Notwithstanding Section 7 hereof, such provision may be waived in writing by a majority of the holders of the then outstanding Series A Preferred Stock.

            5.    Priority.

                  (A) So long as any shares of Series A Preferred Stock shall be outstanding, no dividends, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock of the Company or any other security junior to the Series A Preferred Stock as to dividend rights, unless all dividends on the Series A Preferred Stock for all past quarterly dividend periods and the full dividends for the then current semi-annual period shall have been paid or declared and duly provided for. The provisions of this Section 5 shall not, however, apply to a dividend payable in Common Stock or any other security of the Company junior to the Series A Preferred

Stock. If any dividend previously due on the Series A Preferred Stock has not been paid in full, then no dividends shall be paid or declared upon any shares of any class or series of stock of the Company ranking on a parity with the Series A Preferred Stock in the payment of dividends for any period unless a like proportionate dividend for the current period, ratably in proportion to the respective annual dividend rates fixed thereupon, shall be paid upon or declared for the Series A Preferred Stock then issued and outstanding.

                  (B) The Company may issue, in the future, without the consent of holders of the Series A Preferred Stock, other series of preferred stock which rank on parity with or junior to the Series A Preferred Stock as to dividend and/or liquidation rights. In accordance with Paragraph 7(C) hereof, the consent of the holders of two-thirds of the outstanding shares of the Series A Preferred Stock is required for the issuance of any series of preferred stock which is senior as to dividend and/or liquidation rights to the Series A Preferred Stock.

            6.    Conversion Rights.

                  Each holder of record of shares of the Series A Preferred Stock shall have the right to convert all or any part of such holder's share of Series A Preferred Stock into Common Stock as follows:

                  (A) Voluntary Conversion. Each share of the Series A Preferred Stock shall be convertible at any time, at the option of the respective holders thereof, at the office of any transfer agent for the Series A Preferred Stock, or if there is none, then at the office of the transfer agent for the Common Stock, or if there is no such transfer agent, at the principal executive office of the Company, into that number of fully paid and non-assessable shares of Common Stock of the Company equal to the Original Purchase Price divided by the conversion price in effect at the time of conversion (the "Conversion Price"), determined as hereinafter provided. The Conversion Price shall initially be $.40. The number of shares of Common Stock into which each share of Preferred Stock is convertible is herein referred to as the "Conversion Rate." Dividends accrued and payable at the time of conversion shall be paid, at the Company's option, either (i) in cash or (ii) in such number of shares of Series A Preferred Stock equal to the quotient resulting from dividing the amount of any unpaid and accrued dividends by the Conversion Price. For purposes of this Paragraph 6(A), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (B) Automatic Conversion. Commencing one year after the final closing of the Private Placement (the "Final Closing"), at the Company's option upon 30 days' prior written notice to each holder of record, each share of Series A Preferred Stock then outstanding shall, by virtue of such conditions and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of

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

Common Stock into which the Series A Preferred Stock would then be converted at the then effective Conversion Rate provided (i) the closing price (determined, other than the time period, in accordance with Paragraph 6(G)(ii)) of the Company's Common Stock equals or exceeds $1.00 per share for 30 consecutive trading days and (ii) a registration statement covering the shares of Common Stock issuable upon conversion of the Series A Preferred Stock has been declared effective by the Securities and Exchange Commission. The Company's right to force conversion pursuant to this Paragraph 6(B) shall terminate on the fifth anniversary of the Final Closing.

                  (C) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

                  (D) All Common Stock which may be issued upon conversion of the Series A Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof. At all times that any shares of Series A Preferred Stock are outstanding, the Company shall have authorized and shall have reserved for the purpose of issuance upon such conversion into Common Stock of all Series A Preferred Stock, a sufficient number of shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock at the then effective Conversion Rate. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of the Series A Preferred Stock shall be proportionately increased.

                  (E) The Conversion Price shall be subject to adjustment from time to time as follows:

                       (i)   (a)   In case the Company shall issue shares of
Common Stock or any securities convertible into or exchangeable for Common Stock, other than "Excluded Securities" (as defined below), for a consideration per share (the "Offering Price") less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding


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

immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. Notwithstanding anything to the contrary contained herein, in the event that at any time during the 18-month period following the final closing of the Private Placement, the closing price of the Company's Common Stock (determined in accordance with the provisions of the second sentence of Paragraph 6(G)(ii) hereof), is less than $.40, the Conversion Price shall be automatically adjusted to equal such lower market price. In addition, notwithstanding anything to the contrary contained herein, in the event the Company shall, at any time during the 18-month period commencing on the date of the initial closing of the Private Placement, sell any shares of Common Stock for a consideration per share less than the Conversion Price (including the securities described in subparagraphs 6(E)(ii)(c) and 6(E)(ii)(d)), the Conversion Price shall be immediately adjusted to equal such issuance price. The provisions of this subparagraph 6(E)(i) shall not apply retroactively to any Series A Preferred Stock which has been converted prior to the date of the adjustment.

                             (b)   Except as otherwise provided in subparagraph
6(E)(iii) below, in no event shall the Conversion Price be increased above the initial Conversion Price, as otherwise adjusted pursuant to this Section 6.

                             (c)   Upon each adjustment of the Conversion Price
pursuant to this subparagraph 6(E)(i). the total number of shares of Common Stock purchasable upon the conversion of each share of Series A Preferred Stock shall be such number of shares (calculated to the nearest one-hundredth and pursuant to the terms of subparagraph 6(G)(i); provided, however, that in no event shall the Conversion Price increase as a result of such rounding calculation) purchasable at the Conversion Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to such adjustment and the denominator of which shall be the Conversion Price in effect immediately after such adjustment.

                             (d)   No adjustment in the Conversion Price or the
number of shares of Common Stock into which a share of Series A Preferred Stock may be converted shall be required unless such adjustment (plus any adjustments not previously made by reason of this subparagraph (d)) would require an increase or decrease of at least 1% in the number of shares of Common Stock into which each share of the Series A Preferred Stock is then convertible, provided, however, that any adjustments which are not required to be made by reason of this subparagraph (d) shall be carried forward and taken into account in any subsequent adjustment. All calculations and adjustments shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                             (e)    After each adjustment of the Conversion
Price the Company shall promptly prepare a certificate signed by its President or Chief Financial Officer and a Secretary or Assistant Secretary setting forth the Conversion Price, as so adjusted; the number of shares of Common Stock into which the Series A Preferred Stock may be

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converted, and a statement of the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent, if any, for the Series A Preferred Stock, and the Company shall cause such a copy of statement to be sent by ordinary first class mail to each holder of Series A Preferred Stock.

                             (f) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                             (g) In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

                             (h) In the case of the issuance after the Issuance
Date of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subparagraph 6(E)(i) and subparagraph 6(E)(ii):

                             (1) The aggregate maximum number of shares of
                  Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration (determined in the manner provided in subparagraphs 6(E)(i)(f) and 6(E)(i)(g)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                             (2) The aggregate maximum number of shares of
                  Common Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities

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

                  and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs 6(E)(i)(f) and 6(E)(i)(g)).

                             (3) In the event of any change in the number of
                  shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (excluding a change resulting solely from the antidilution provisions thereof if such change results from an event which gives rise to an antidilution adjustment under this Paragraph 6(E)), the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                             (4) Upon the expiration of any such options or
                  rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                             (5) The number of shares of Common Stock deemed
                  issued and the consideration deemed paid therefor pursuant to subparagraphs 6(E)(i)(h)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subparagraph 6(E)(i)(h)(3) or
                  (4).

                             (6) Notwithstanding the provisions of subparagraphs
                  6(E)(i)(h)(1)-(5) above, in the event that on or after the date hereof the Company issues any options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable

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

                  securities, if the conversion or exercise price is not then determinable or is based on future events, such shares of Common Stock shall not be deemed to be issued until the price is determinable or such event has occurred and the conversion or exercise price shall be subject to adjustment pursuant to subparagraph 6(E)(i) above at the time of such determination or the occurrence of such event even if the price is determined or such event occurs after such date.

                       (i) In the event that the Company fails to (i) effect a Registration Statement covering the securities sold in the Private Placement within seven months of the Initial Closing or (ii) make any semi-annual dividend payment when due, the Conversion Price then in effect shall be adjusted downward by 10%.

                       (ii) The following issuances of Common Stock ("Excluded Securities") shall be excluded from the adjustments set forth in this Paragraph 6(E) (except as otherwise set forth in Paragraph 6(E)(i)(a)):

                             (a) shares of capital stock issued pursuant to a
stock dividend or a stock split or other subdivision or recombination of shares;

                             (b) Common Stock issued upon exercise of any
warrants, options or other securities outstanding on the date of the Final Closing;

                             (c) securities issued by the Company in an
underwritten public offering at not less than the then market price of the Common Stock (determined in accordance with the provisions of Paragraph 6(G)(ii));

                             (d) securities issued pursuant to the direct or
indirect bona fide acquisition by the Company of any Person, whether by merger, purchase of stock, purchase of assets or otherwise;

                             (e) securities issued upon exercise, conversion or
exchange of capital stock, rights, options or subscription calls, warrants or other securities;

                             (f) Common Stock or options or warrants to purchase
Common Stock issued to officers, directors or employees of or consultants to the Company pursuant to any compensation agreement, plan or arrangement or the issuance of Common Stock upon the exercise of any such options or warrants, provided such issuances do not exceed 10% of the Company's outstanding Common Stock and preferred stock on the date of the Final Closing; and

                       (iii) In case the Company shall (a) issue Common Stock as a dividend or distribution on any class of the capital stock of the Company, (b) split or otherwise subdivide its outstanding Common Stock, (c) combine the outstanding Common Stock

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

into a smaller number of shares, or (d) issue by reclassification of its Common Stock (except in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company as set forth in subparagraph 6(E)(iv) below) any shares of the capital stock of the Company, any shares of the capital stock of the Company, the Conversion Price in effect on the record date for any stock dividend or the effective date of any such other event shall be decreased (or increased in the case of a reverse stock split) so that the holder of each share of the Series A Preferred Stock shall thereafter be entitled to receive, upon the conversion of such share, the number of shares of Common Stock or other capital stock which it would own or be entitled to receive immediately after the happening of any of the events mentioned above had such share of the Series A Preferred Stock been converted immediately prior to the close of business on such record date or effective date. The adjustments herein provided shall become effective immediately following the record date for any such stock dividend or the effective date of any such other events. There shall be no reduction in the Conversion Price in the event that the Company pays a cash dividend.

                       (iv) In case of any reclassification or similar change of outstanding shares of Common Stock of the Company, or in case of the consolidation or merger of the Company with another corporation, or the conveyance of all or substantially all of the assets of the Company in a transaction in which holders of the Common Stock receive shares of stock or other property including cash, each share of the Series A Preferred Stock shall, after such event and subject to the other rights of the Series A Preferred Stock as set forth elsewhere herein, be convertible only into the number of shares of stock or other securities or property, including cash, to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such shares of the Series A Preferred Stock would have been entitled upon such reclassification, change, consolidation, merger or conveyance had such share been converted immediately prior to the effective date of such event.

                  (F) The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Series A Preferred Stock from time to time outstanding. The Company shall from time to time in accordance with Nevada law take all steps necessary to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Series A Preferred Stock.

                  (G) (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall pay cash, equal to such fraction multiplied by the closing price (determined as provided in subparagraph (ii) of this Paragraph 6(G) of the Common Stock on the day of conversion.

                       (ii) For the purposes of any computation under subparagraph 6(G)(i), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive business days prior to the day in question. The closing price for each day shall be the last sales price regular way or in case no sale takes place on such day, the average of the closing high bid and low asked prices regular way, in either case (a) as officially quoted by the Nasdaq SmallCap Market or the Nasdaq National Market or such other market on which the Common Stock is then listed for trading, or (b) if, in the reasonable judgment of the Board of Directors of the Company, the Nasdaq SmallCap Market or the Nasdaq National Market is no longer the principal United States market for the Common Stock, then as quoted on the principal United States market for the Common Stock, as determined by the Board of Directors of the Company, or (c) if, in the reasonable judgment of the Board of Directors of the Company, there exists no principal United States market for the Common Stock, then as reasonably determined by the Board of Directors of the Company.

                  (H) The Company will pay any taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Series A Preferred Stock. However, the Company shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                  (I) The Company will not, by amendment of its Articles of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (J) No shares of Series A Preferred Stock which have been converted to Common Stock shall be reissued by the Company, provided, however, that any such share, upon being converted and cancelled, shall be restored to the status of an authorized but unissued share of preferred stock without designation as to series, rights or preferences and may thereafter be issued as a share of preferred stock not designated as Series A Preferred Stock.

            7.    Voting Rights.

                  (A) In addition to any other rights provided for herein or by law, the holders of Series A Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such Common Stock holders. In any such vote each share of Series A Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of whole shares of Common Stock into which each such share of Series A Preferred Stock is then convertible, calculated to the nearest of a share.

                  (B) In the event that the holders of the Series A Preferred Stock are required to vote as a class, the affirmative vote of holders of not less than two-thirds of the outstanding shares of Series A Preferred Stock shall be required to approve each such matter to be voted upon and if any matter is approved by such requisite percentage of holders of Series A Preferred Stock, such matter shall bind all holders of Series A Preferred Stock.

                  (C) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of a two-thirds of the then outstanding Series A Preferred Stock, voting as one class, together with any other series of preferred stock then entitled to vote on such matter, regardless of series, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit, effect or validate the creation and issuance of any series of preferred stock of the Company which is senior as to liquidation and/or dividend rights to the Series A Preferred Stock.

                  (D) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of two-thirds of the holders of the then outstanding Series A Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Certificate of Designation, Preferences and Rights or the Articles of Incorporation of the Company, as amended, in a manner which would alter or change the powers, preferences, rights privileges, restrictions and conditions of the Series A Preferred Stock so as to adversely affect the Preferred Stock.

                  (E) Each share of the Series A Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series A Preferred Stock, as set forth above.

            8.    Miscellaneous.

                  (A) There is no sinking fund with respect to the Series A Preferred Stock.

                  (B) The shares of the Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Designation, Preferences and Rights and in the Articles of Incorporation of the Company, as amended.

                  (C) The holders of the Series A Preferred Stock shall be entitled to receive all communications sent by the Company to the holders of the Common Stock.


            IN WITNESS WHEREOF, iMALL, INC., Inc. has caused this Certificate to be signed by Mark Comer, its President, and Craig Lewis, its Secretary, on this 14th day of November, 1997, and such persons hereby affirm under penalty of perjury that this Certificate is the act and deed of iMall, Inc. and that the facts stated herein are true and correct.




                                   /s/ MARK COMER
                                   ---------------------------------------------
                                   Mark Comer, President


                                   /s/ CRAIG LEWIS
                                   ---------------------------------------------
                                   Craig Lewis, Secretary



STATE OF UTAH                )
                             )     ss.
COUNTY OF                    )
         --------------------


            On this 14 day of November, 1997, personally appeared before me Mark Comer and Craig Lewis, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.

                                   /s/ Stacey Davis
                                   ---------------------------------------------
                                   NOTARY PUBLIC

                           CERTIFICATE OF AMENDMENT OF
                     CERTIFICATE OF DESIGNATION, PREFERENCES
                      AND RIGHTS OF SERIES A 9% CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                                   IMALL, INC.


           We, the undersigned as President and Secretary of iMall, Inc., do hereby certify:

           That the Board of Directors of said Corporation by unanimous written consent adopted a resolution to further amend the Certificate of Designation, Preferences and Rights of Series A 9% Convertible Preferred Stock of the Corporation, which was filed by the Secretary of State of Nevada on November 18, 1997, as such Certificate was amended by Certificate of Amendment filed on December 3, 1997, as follows:

                     6.        Conversion Rights.

                    "(E) (i) (a) In case the Company shall issue shares of Common Stock or any securities convertible into or exchangeable for Common Stock, other than "Excluded Securities" (as defined below), for a consideration per share (the "Offering Price") less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. Notwithstanding anything to the contrary contained herein, in the event that at any time during the 18-month period following the final closing of the Private Placement, the market price of the Company's Common Stock (determined in accordance with the provisions of Paragraph 6(G)(ii) hereof), is less than $.40, the Conversion Price shall be automatically adjusted to equal such lower market price. In addition, notwithstanding anything to the contrary contained herein, in the event the Company shall, at any time during the 18-month period commencing on the date of the initial closing of the Private Placement, sell any shares of Common Stock for a consideration per share less than the Conversion Price (including the securities described in subparagraphs 6(E)(ii)(c) and 6(E)(ii)(d)), the Conversion Price shall be immediately adjusted to equal such issuance price. The provisions of this subparagraph 6(E)(i) shall not apply retroactively to any Series A Preferred Stock which has been converted prior to the date of the adjustment.


           Signed on December 4, 1997


                                             /s/ Mark Comer
                                   -------------------------------
                                   Mark Comer, President


                                             /s/ Craig Lewis
                                   -------------------------------
                                   Craig Lewis, Secretary



STATE OF UTAH        )
                     )          ss.
COUNTY OF_________________________)

On this 4th day of December, 1997, personally appeared before me Mark Comer and Craig Lewis, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.


                               ------------------------------------
                               NOTARY PUBLIC

                           CERTIFICATE OF AMENDMENT OF
                     CERTIFICATE OF DESIGNATION, PREFERENCES
                      AND RIGHTS OF SERIES A 9% CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                                   IMALL, INC.


           We, the undersigned as President and Secretary of iMall, Inc., do hereby certify:

           That the Board of Directors of said Corporation by unanimous written consent adopted a resolution to amend the Certificate of Designation, Preferences and Rights of Series A 9% Convertible Preferred Stock of the Corporation, which was filed by the Secretary of State of Nevada on November 18, 1997, as follows:

                     6.        Conversion Rights.

                    "(E) (i) (a) In case the Company shall issue shares of Common Stock or any securities convertible into or exchangeable for Common Stock, other than "Excluded Securities" (as defined below), for a consideration per share (the "Offering Price") less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. Notwithstanding anything to the contrary contained herein, in the event that at any time during the 18-month period following the final closing of the Private Placement, the market price of the Company's Common Stock (determined in accordance with the provisions of the second sentence of

                    Paragraph 6(G)(ii) hereof), is less than $.40, the Conversion Price shall be automatically adjusted to equal such lower market price. In addition, notwithstanding anything to the contrary contained herein, in the event the Company shall, at any time during the 18-month period commencing on the date of the initial closing of the Private Placement, sell any shares of Common Stock for a consideration per share less than the Conversion Price (including the securities described in subparagraphs 6(E)(ii)(c) and 6(E)(ii)(d)), the Conversion Price shall be immediately adjusted to equal such issuance price. The provisions of this subparagraph 6(E)(i) shall not apply retroactively to any Series A Preferred Stock which has been converted prior to the date of the adjustment.

            This said Amendment has been consented to and approved by a vote of the shareholders holding an aggregate of 39,000,000 shares representing at least a majority of the sole class of Common Stock outstanding and entitled to vote thereon. The change is effective immediately.

           Signed on December 2, 1997

                                        /s/ Mark Comer
                              -------------------------------
                              Mark Comer, President


                                        /s/ Craig Lewis
                              -------------------------------
                              Craig Lewis, Secretary


STATE OF UTAH        )
                     )         ss.
COUNTY OF________________________)

On this ____ day of December, 1997, personally appeared before me Marc Comer and Craig Lewis, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.

                                 ------------------------------------
                                 NOTARY PUBLIC

                           CERTIFICATE OF AMENDMENT OF
                     CERTIFICATE OF DESIGNATION, PREFERENCES
                      AND RIGHTS OF SERIES A 9% CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                                   IMALL, INC.

           We, the undersigned as President and Secretary of iMall, Inc., do hereby certify:

           That the Board of Directors of said Corporation by unanimous written consent adopted a resolution to further amend the Certificate of Designation, Preferences and Rights of Series A 9% Convertible Preferred Stock of the Corporation, which was filed by the Secretary of State of Nevada on November 18, 1997, as such Certificate was amended by Certificates of Amendment filed on December 3, 1997 and December 4, 1997, as follows:

                     Paragraph 1 is deleted and amended in its entirety as follows:

                     1.        Designation and Number of Shares

                     5,250,000 shares of preferred stock are hereby designated as Series A 9% Convertible Preferred Stock (the "Series A Preferred Stock").

           Signed on December 15, 1997

                                      /s/ Mark Comer
                            -------------------------------
                            Mark Comer, President

                                      /s/ Craig Lewis
                            -------------------------------
                            Craig Lewis, Secretary

STATE OF UTAH       )
                    )         ss.
COUNTY OF___________)

On this ____ day of December, 1997, personally appeared before me Mark Comer and Craig Lewis, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.

                         ------------------------------------
                         NOTARY PUBLIC